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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

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Date of Report JUNE 12,1996
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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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(Exact name of registrant as specified in its charter)

          OHIO                          1-6249                  34-6513657
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(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
of organization)                                             Identification No.)


    Suite 1900, 55 Public Square
            Cleveland, Ohio                                     44113-1937
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (216) 781-4030
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Former name or former address, if changed since last report.




Total number of pages in report 4.
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ITEM 5.   OTHER EVENTS
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         (a) On June 12, 1996 First Union signed a Purchase and Sale Agreement
("Agreement") with Marathon U.S. Realties, Inc. (the "Seller") for the purchase by First Union of a portfolio of nine (9) retail shopping malls, comprising approximately 5,800,000 square feet of gross leasable area, located in secondary markets in the states of Louisiana, Arkansas, Texas, Oklahoma and New Mexico. The purchase price for the nine malls is three hundred sixteen million dollars ($316,000,000) which includes assumption of fifty million dollars ($50,000,000) in existing mortgage debt. Seven (7) of the mall properties will be acquired in fee, and two (2) will be acquired through the purchase of the Seller's partnership interest in partnerships owning the malls. In one of the partnerships, the acquired interest will be ninety percent (90%) and in the other fifty percent (50%). In connection with the purchase of the 90% partnership interest, the Agreement provides that if Seller is able to acquire the remaining 10% interest from its partner prior to closing, the entire 100% interest will be conveyed to First Union and the purchase price will be increased by three million one hundred seventy-six thousand dollars ($3,176,000). Although the Seller has not yet closed on the acquisition of the 10% interest from its partner, it is expected to do so prior to closing with First Union. First Union will also acquire all personal property relating to the operation of the malls.

         First Union Management, Inc., First Union's property management affiliate, will hire the employees of the Seller or its property management affiliate for the operation of the mall portfolio, upon similar terms of compensation as they now enjoy. First Union Management, Inc. will also assume the lease obligation for the Seller's home office in Dallas, Texas and intends to operate it as a regional office.

         Upon execution of the Agreement, First Union deposited earnest money of three million one hundred sixty thousand dollars ($3,160,000) with an escrow agent. The purchase is subject to a sixty (60) day due diligence inspection period, during which time the earnest money deposit is fully refundable. The due diligence inspection period entitles First Union to fully inspect all aspects of the proposed investment including the physical characteristics of the properties, to perform such engineering and environmental studies as it deems necessary, to review and evaluate all financial documentation relating to operation of the malls and to be satisfied with all legal matters pertaining to the transaction and ownership of the malls. First Union may terminate the contract during the inspection period for any reason whatsoever resulting from its due diligence inspection.

         The transaction is also subject to the Seller obtaining approval of certain lenders who hold mortgage interests in two of the properties and approval of the partners holding partnership interests in two of the malls.

         During the inspection period the Seller is required to conduct its business as usual and First Union has approval rights with respect to certain leasing and other contractual undertakings made by the Seller which would survive the closing. The Agreement contains standard representations and warranties from the Seller relating to the condition and title to the properties and relating to operation of the properties. The representations and warranties survive the closing for a period of eighteen (18) months and the obligations with respect to the representations and warranties are guaranteed by an affiliate company of the Seller.

         During the inspection period First Union may also terminate the Agreement in the event of certain kinds of damage or destruction to the properties, or condemnation of the properties. The Agreement contains typical default provisions relating to non-performance of obligations of either party. In the event of default by First Union, the sole remedy for the Seller would be retention of the earnest money deposit. In the event of default by the Seller prior to closing, First Union would be entitled to specific performance of the

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contract or damages up to seven hundred fifty thousand dollars ($750,000).
During the inspection period the Seller is not permitted to offer the properties for sale or to discuss the proposed sale of the properties with any other party.

         The transaction is scheduled to close within fifteen days after the end of the inspection period. The inspection period may be extended under certain circumstances in connection with delay of the Seller in providing certain documentation to First Union, or for an additional thirty days (30) at First Union's election at the end of the initial sixty days, upon the condition that one million dollars ($1,000,000) of the earnest money deposit become non-refundable.

         Although there can be no assurance that a joint venture agreement will be consummated or that a suitable joint venture partner will be found, First Union intends to acquire the properties through a joint venture with a joint venture partner. It is anticipated that First Union's equity investment in the joint venture would be approximately thirty million dollars ($30,000,000) and that the joint venture partner's equity investment would be approximately seventy five to eighty million dollars ($75,000,000-$80,000,000). The remaining funds necessary for acquisition of the properties is anticipated to be obtained through mortgage financing provided by the joint venture partner or some third party. First Union expects that the joint venture agreement will provide that the properties be managed by First Union Management, Inc. Also, First Union expects that it will be a minority partner in the joint venture but will have approval rights with respect to all material operating issues relating to the properties including capital expenditures, major leases, development, and disposition of the properties. Finally, it is anticipated that the joint venture agreement will provide a mechanism through which First Union may be able to acquire the interests of its joint venture partner at some time in the future.

         (b)   Exhibit
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                      (99)   Other Documents

                             (a)     Press Release


SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 First Union Real Estate Equity
                                                   and Mortgage Investments
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                                                          (Registrant)



Date:    June 27, 1996         By:       /s/ Paul F. Levin
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                                        Paul F. Levin
                                        Vice President, Secretary
                                          and General Counsel